SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                 Act of 1934
                              (Amendment No.   )


     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [  ]
     Check the appropriate box:
     [  ]  Preliminary Proxy Statement
     [  ]  Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2)
     [X ]  Definitive Proxy Statement
     [  ]  Definitive Additional Materials
     [  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
           240.14a-12

                       Furniture Brands International, Inc.
     ----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)
     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):
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     [  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(l)
            and 0-11.
            1) Title of each class of securities to which transaction applies:

            -------------------------------------------------------------
            2) Aggregate number of securities to which transaction applies:

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            3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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            4)  Proposed maximum aggregate value of transaction:

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            5)  Total fee paid:

            ---------------------------------------------------------------



     [  ]   Fee paid previously with preliminary materials.
     [  ]   Check box if any part of the fee is offset as provided by
            Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or
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            1)  Amount Previously Paid:

            -----------------------------------------

            2)  Form, Schedule or Registration statement No.:

            -----------------------------------------

            3)  Filing Party:

            -----------------------------------------

            4)  Date Filed:

            -----------------------------------------





                               FURNITURE BRANDS
                              INTERNATIONAL,INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     Furniture Brands International, Inc. will hold the annual meeting of its stockholders at 9:00 a.m. on Thursday, April 29, 1999, at the Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri. The meeting will be held for the following purposes:

         I.  to elect eight directors;

        II. to consider and act upon a proposal to adopt the Furniture Brands 1999 Long-Term Incentive Plan;

       III. to consider and act upon a proposal to amend the Furniture Brands Executive Incentive Plan;

        IV.  to ratify the selection of independent auditors; and

         V. to transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 1, 1999, will be entitled to receive notice of and to vote during the 1999 annual meeting and during any adjournment or adjournments thereof.


                                    By order of the Board of Directors,

                                    /s/ Lynn Chipperfield

                                    Lynn Chipperfield,
                                    Vice-President and Secretary



     St. Louis, Missouri, March 18, 1999.



                                  IMPORTANT

       Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy form, and return it PROMPTLY
              in the enclosed envelope, which requires no postage if
                          mailed in the United States.


                                 PROXY STATEMENT

          Furniture Brands International, Inc. ("Company"), 101 South Hanley Road, St. Louis, Missouri 63105 is furnishing this proxy statement in connection with the solicitation of proxies on behalf of the Board of Directors ("Board") of the Company for use during the 1999 annual meeting of stockholders and at any adjournments thereof. The meeting will be held for the purposes set forth in the accompanying notice of annual meeting of stockholders. The Company will bear the cost of the solicitation, which will consist primarily of printing, postage and handling, including the expenses of brokers, nominees and other fiduciaries in forwarding proxy materials to beneficial owners. Directors, officers and other employees of the Company may also solicit proxies personally or by telephone. In addition, the Company has engaged Morrow & Co. to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $5,500 plus out-of-pocket expenses. The Company expects to mail the notice of meeting, this proxy statement and the form of proxy to stockholders on or about March 18, 1999. With this proxy statement, the Company is mailing to all registered stockholders a copy of the Company's Annual Report containing financial statements for the calendar year ended December 31, 1998.

     Voting Procedure

          Stockholders of record at the close of business on March 1, 1999 ("record date") are entitled to vote during the 1999 annual meeting and may cast one vote for each share of the Company's common stock ("Common Stock") held on the record date on each matter that may properly come before the meeting. On the record date there were 51,288,549 shares of Common Stock outstanding.

          The holders of a majority of the outstanding shares of Common Stock must be present or represented at the meeting for there to be a quorum for the conduct of business. If a quorum is present and/or represented at the meeting, then the eight nominees for director who receive the highest numbers of votes of the votes cast will be elected. A majority of the votes cast will be required to adopt the Furniture Brands 1999 Long-Term Incentive Plan, to amend the Furniture Brands Executive Incentive Plan, to ratify the selection of independent auditors and to take action on such other matters as may properly come before the meeting. Shares represented by proxies which are marked "withheld" as applied to voting for directors or "abstain" as to the other proposals or to deny discretionary authority on any other matters will be counted as shares present for purposes of determining the presence of a quorum. Such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Shares represented by proxy will be voted as directed on the proxy forms and, if no direction is given, will be voted for the persons nominated by the Board as directors, in favor of the other proposals, and in the best judgment of the persons named in the proxies on such other matters that may properly come before the meeting. Any proxy given by a stockholder may be revoked at any time prior to its use by execution of a later dated proxy, by a personal vote at the meeting, or by written notice to the Secretary of the Company.


     Security Ownership

          Table 1 below sets forth information regarding the only firm that has reported beneficial ownership, including sole voting and investment power except as otherwise indicated, of more than 5% of the Common Stock.


                                    TABLE 1

                                                      Shares
                                                   Beneficially      Percent of
     Name and Address           Class of Stock       Owned (a)        Class (a)
     --------------------------------------------------------------------------

     Putman Investments, Inc.(b)    Common          2,905,300           5.6%
       One Post Office Square
       Boston, MA  02109

     Neuberger Berman, LLC(c)       Common          2,842,300           5.5%
       605 Third Avenue
       New York, NY  10158

     ------------------------

     (a) Shares beneficially owned, above and below, are as of January 31, 1999 and as defined by Securities and Exchange Commission ("SEC") Rule 13d-3 which provides in part that persons are deemed the beneficial owners of securities if they have or share the power to vote or dispose of the securities or if they have the right to acquire the securities within the next sixty days. Accordingly, included, above and below, in shares beneficially owned are shares of Common Stock that may be purchased upon exercise of exercisable stock options, and such shares as may be so purchased were deemed to be outstanding for purposes of calculating percentages of outstanding shares.

     (b) Shared voting power as to 323,900 shares and shared dispositive power as to 2,905,300 shares.

     (c) Sole voting power as to 221,400 shares, shared voting power as to 2,620,100 shares and shared dispositive power as to 2,842,300 shares.

     -------------------------------

          Table 2 below sets forth information regarding the beneficial ownership of Common Stock by directors, nominees for directors, executive officers named in the Summary Compensation Table below ("Named Executive Officers"), and all directors and executive officers as a group (15 persons) as of January 31, 1999. Except as noted below, all such persons possessed sole voting and investment power with respect to the shares listed. An asterisk (*) in the column listing the percentage of class indicates that the person beneficially owned less than 1% of the Common Stock as of January 31, 1999.


                                  TABLE 2

     Directors, Nominees                        Shares
     for Directors and          Class of      Beneficially       Percent of
     Named Executive Officers     Stock     Owned (a)(b)(c)         Class
     ----------------------------------------------------------------------
       K. B. Bell               Common             2,002              *
       J. T. Foy                Common           116,724              *
       W. G. Holliman           Common           340,000              *
       B. A. Karsh              Common            12,002              *
       B. B. Kincaid            Common            70,000              *
       D. E. Lasater            Common             7,273              *
       L. M. Liberman           Common            18,330              *
       R. B. Loynd              Common           231,400              *
       C. J. Pfaff              Common            93,600              *
       M. Portera               Common               793              *
       A. E. Suter              Common             7,002              *

       Directors and
         Executive Officers
         as a group
         (15 persons)           Common         1,164,202(d)         2.2%

     ---------------------


     (a) The shares listed as beneficially owned by Mr. Foy consist of 9,224 shares and exercisable stock options to purchase 107,500 additional shares; the shares listed as beneficially owned by Mr. Holliman consist of 90,000 shares and exercisable stock options to purchase 250,000 additional shares; the shares listed as beneficially owned by Mr. Kincaid consist of exercisable stock options to purchase such shares; the shares listed as beneficially owned by Mr. Liberman include 1,000 shares owned in partnership and 17,330 shares owned in trust; the shares listed as beneficially owned by Mr. Loynd consist of 71,400 shares and exercisable stock options to purchase 160,000 additional shares; the shares listed as beneficially owned by Mr. Pfaff consist of 6,000 shares and exercisable stock options to purchase 87,600 additional shares.

     (b) 2,002 shares held by each of Ms. Bell and Messrs. Karsh, Lasater, Liberman and Suter and 793 shares held by Dr. Portera are shares of restricted stock issued pursuant to the Company's Restricted Stock Plan for Outside Directors.

     (c) 50,000 shares held by Mr. Holliman and 6,000 shares held by each of Messrs. Foy and Pfaff are shares of restricted stock issued pursuant to the Company's 1999 Long-Term Incentive Plan.

     (d) The shares listed as beneficially owned by directors and executive officers as a group consist of 251,302 shares (of which 89,803 are restricted shares) and exercisable stock options to purchase 912,900 additional shares.


     I.     Election Of Directors

     Nominees

          Eight directors are to be elected during the 1999 annual meeting to serve, subject to their earlier death, resignation or removal, for terms of one year ending at the 2000 annual meeting or until their successors are elected and qualify. Certain information regarding the eight nominees is presented below. Should any nominee become unable or unwilling to serve, an event not anticipated to occur, proxies (except proxies marked to the contrary) will be voted for another person designated by the Board unless the Board shall have reduced the number of directors to be elected.

                                                        Company
     Name, Age, Principal Occupation                    Director
     or Position, Other Directorships                    Since
     ---------------------------------------------------------------------
     Katherine Button Bell, 40                            1997
       President and Owner of Button
         Brand Development, Inc., a
         marketing consulting company

     Wilbert G. Holliman, 61                              1996
       Chairman of the Board, President and
         Chief Executive Officer of the Company
       Director of BancorpSouth, Inc.

     Bruce A. Karsh, 43                                   1992
       President and Principal of Oaktree Capital
        Management, LLC, an investment management firm
       Director of Littelfuse, Inc.

     Donald E. Lasater, 73                                1970
       Retired, formerly Chairman of the Board
        and Chief Executive Officer of
        Mercantile Bancorporation, Inc., a bank
        holding company

     Lee M. Liberman, 77                                  1985
       Chairman Emeritus and currently a consultant to Laclede Gas Company, a gas public utility, of which he was formerly Chairman of the Board and Chief Executive Officer
       Director of CPI Corporation, D.T. Industries,
        Inc. and Falcon Products Company

     Richard B. Loynd, 71                                 1987
       Former Chairman of the Board and
        currently Chairman of the Executive
        Committee
       Director of Converse Inc. and
        Emerson Electric Co.

     Dr. Malcolm Portera, 53
       President of Mississippi State University          1998


     Albert E. Suter, 63                                  1997
       Senior Vice Chairman and Chief Administrative
        Officer of Emerson Electric Co., a manufacturer of electrical, electromechanical and electronic products and systems
      Director of Emerson Electric Co.

          Each of the director nominees has held the same position or other executive positions with the same employer during the past five years except: Mr. Karsh who has been associated with Oaktree Capital Management, Inc. since 1995 and prior thereto was Managing Director of Trust Company of the West; Ms. Bell who has been associated with Button Brand Development, Inc. since 1994 and prior thereto was Executive Director of Marketing Communications for Converse Inc.; and Dr. Portera who became President of Mississippi State University in 1998. Prior thereto, from 1996 until 1998 he was owner of Portera and Associates, which provided business development and strategic planning consulting services to state and local industrial development organizations, and from 1993 until 1996 he was Vice Chancellor for External Affairs of the University of Alabama System.

     Section 16(a) Beneficial Ownership Reporting Compliance

          Based solely on a review of the copies of forms received by it and on written representations from certain reporting persons, the Company believes that during 1998, all Section 16(a) filing requirements applicable to its directors and officers were complied with, with the exception of Albert E. Suter who inadvertently filed one report of one transaction involving a stock purchase late.

     Compensation and Organization of Board of Directors

          There were six meetings of the Board during the year ended December 31, 1998, and all nominees who were directors during 1998 were present for at least 75% of the meetings of the Board and committees of the Board on which they served. Each director who is not an employee of the Company or of a subsidiary of the Company is paid a monthly fee of $2,000 and a fee of $1,000 plus expenses for each meeting of the Board attended, plus an annual award of restricted shares of Common Stock with a market value on the date of the award of $25,000. Such restricted stock does not vest and cannot be sold until the director's retirement or earlier death or disability. There is also a one year vesting period in the event of resignation for a reason other than retirement, death or disability. In addition, for attending a meeting of a committee of the Board each is paid a fee of $700 plus expenses if the director is a member of the committee, or $950 plus expenses if the director is the Chairman of the committee. Such fees are not paid to directors who are employees of the Company or a subsidiary of the Company.

          In addition, the Company has a retirement plan for non-employee directors. Under the plan, a director who is not an employee of the Company or of a subsidiary of the Company and who has reached age 62 or older and has served as a director for at least five years will, after termination of service as a director, receive for life a percentage of the monthly fee for directors in effect at the time of termination of service. Currently, only Messrs. Lasater and Liberman


     will qualify for benefits under this plan, and after termination of service as a director each will receive for life 100% of the monthly fee for directors in effect at the time of termination of service. Participation in and benefits under the plan have been frozen and there will be no further vesting or new participants added.

          The Board has a number of standing committees, including an Audit Committee and an Executive Compensation and Stock Option Committee. The Board does not currently have a Nominating Committee.

          The Audit Committee, which currently consists of Mr. Liberman, Chairman, Mr. Karsh and Dr. Portera and Ms. Bell, met four times during the year ended December 31, 1998. The Committee recommends the selection and retention of independent accountants; reviews auditing and financial accounting and reporting matters, the adequacy of internal accounting controls and asset security, audit fees and expenses, and compliance with the code of corporate conduct; and counsels regarding auditing and financial accounting and reporting matters.

          The Executive Compensation and Stock Option Committee, which currently consists of Mr. Suter, Chairman, and Messrs. Karsh, Lasater and Liberman, met six times during the year ended December 31, 1998. The Committee reviews and approves compensation of officers and directors; administers supplementary retirement, performance incentive and stock option plans; and counsels regarding compensation of other key employees, management development and succession, and major personnel matters.


     Executive Compensation

         The following table shows compensation awarded to, earned by or paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive
     Officer who were serving at December 31, 1998.



                                                SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                                               Compensation
                                                                               -------------
                                                   Annual Compensation        /   Awards   /
                                ----------------------------------------------/------------/
                                /                                Other        /            /      All
                                /                                Annual       /  Securities/     Other
  Name and                      /   Salary       Bonus        Compensation    /  Underlying/  Compensation
  Position                Year  /     $             $             $           /  Options # /      $(a)
  --------------------------------------------------------------------------------------------------------
  Wilbert G. Holliman     1998      825,000        628,147          0                  0           92,616
   Chairman of the Board, 1997      750,000        505,172          0                  0           98,842
   President and Chief    1996      130,000      1,189,765          0            250,000           35,626
   Executive Officer (b)

  Richard B. Loynd        1998    1,000,000              0          0                  0           96,630
   Chairman of the        1997    1,000,000        250,000          0                  0           92,078
   Executive Committee    1996      710,000        514,324          0                  0           71,730
   of the Board (c)

  John T. Foy             1998      205,000        352,410          0              50,000          21,914
   President, Action
   Industries, Inc. (d)

  Brent B. Kincaid        1998      335,623        281,645          0                   0           5,369
   President, Broyhill    1997      309,528        256,854          0                   0           5,081
   Furniture Industries,  1996      282,453        260,000          0              50,000           5,114
   Inc. (d)

  Christian J. Pfaff      1998      278,100        258,313          0              50,000          20,960
   President, Thomasville
   Furniture Industries,
   Inc. (d)

  -----------------


     (a) Amounts shown for 1998 consist of the following: life insurance premiums for Mr. Loynd $96,630; annual contribution to the Broyhill Furniture Industries, Inc. Profit Sharing Retirement
          Plan for Mr. Kincaid $5,269; "split dollar" life insurance premiums, substantial percentages of which will be recovered at age 65 or death of the executive, for Messrs. Holliman, Foy and Pfaff, $92,516, $21,814 and $20,860, respectively; and a matching contribution of $100 to a 401(k) savings plan for Messrs. Holliman, Kincaid, Foy and Pfaff.

     (b) Mr. Holliman has an employment agreement with the Company for a term of two years beginning on January 1, 1999 at an initial salary of $925,000 per year with an initial target incentive bonus of 70% of base salary under the Furniture Brands Executive Incentive Plan.
          At age 65 he will be entitled to a bonus payment of $1,000,000 per year for three years.

     (c) Mr. Loynd has an employment agreement with the Company for a term of three years beginning on January 1, 1997 pursuant to which he will receive $1,000,000 per year in salary.

     (d) Mr. Foy has an employment agreement with Action Industries, Inc. beginning on April 29,1997, and Mr. Pfaff has an employment agreement with Thomasville Furniture Industries, Inc. beginning on January 28, 1998. Each of these agreements is for one year from the date each is terminated other than for cause or as the result of death or disability. Each shall be entitled to receive his annual base salary on the date of termination and an amount equal to his average annual bonus for the three years prior to termination.

     (e) Mr. Kincaid has an employment agreement with Broyhill Furniture Industries, Inc.("Broyhill"), dated August 1, 1996 pursuant to which he will continue as an employee of Broyhill at full pay and with full benefits through July 31, 1999. Mr. Kincaid also has a consulting agreement with Broyhill, dated May 15, 1995 and amended on January 29, 1998,whereby he is entitled to receive $4,167 per month from the date of his retirement until the date of his death or for a term of ten years from the date of his death, whichever is later.

     ----------------



     Executive Compensation and Stock Option Committee
     Report on Executive Compensation

          Among its responsibilities, the Executive Compensation and Stock Option Committee of the Furniture Brands International, Inc. Board of Directors has oversight over the Company s executive compensation programs and reviews and approves the compensation of the executive officers of the Company and the officers of its primary operating companies. We also administer the Company s long-term incentive program. The Committee consists entirely of independent, non-employee directors.

     Our Compensation Philosophy

          In our deliberations, we are guided by certain fundamental considerations, including the need to attract and retain talented key executives, the need to provide both short- and long-term incentives, to focus executive performance on the achievement of company objectives, and the need to provide compensation opportunities that align executive compensation with the interests of the stockholders.

          Beginning in 1997 and continuing through 1998, with the help of our outside executive compensation consultants, we engaged in a top to bottom review of the Company s compensation practices as applied to senior executives. This included a detailed examination of base pay, annual incentive bonuses, and long-term incentives. We concluded that compensation packages for senior executives should be structured in accordance with three principles:

       1. Total compensation should be targeted at the 75th percentile when benchmarked against comparable positions in industry and when computed based on above-target performance;


       2. Future base salary increases will be modest (in the 4.0% to 4.5% range) in the near term; and

       3. Any additional compensation required to achieve the 75th percentile will be accounted for through the addition of long-term incentive opportunities.

     Proposals for Stockholder Consideration

          In furtherance of these objectives, we have approved, as has the Board of Directors, two matters which are submitted for your consideration at the 1999 Annual Meeting:

       1. The Furniture Brands Executive Incentive Plan. At the 1997 Annual Meeting the stockholders approved the Furniture Brands
           Executive Incentive Plan   a Plan providing for annual
           performance-based incentive bonuses. At the 1999 Annual Meeting we seek approval of an amendment to that Plan which will increase the maximum bonus percentage from 50% to 100%. This will enable us to leverage the annual cash compensation of
           senior executives   to tie a larger percentage of their cash
           compensation to Company performance. We strongly support this amendment.

       2.  The Furniture Brands 1999 Long-Term Incentive Plan.  This Plan


           is the culmination of our exhaustive review of the Company s long-term incentives, which have previously been provided under the 1992 Stock Option Plan. Adoption of the new Plan will enable us to tie an increasing amount of senior executives total compensation to the market price of the Company s common
           stock   which we believe will continue to focus senior
           executives on stockholder return and will more closely align the interests of the executives with your interests. We also strongly support the approval of this Plan.

     Base Salaries for 1998

          Early in 1998 we reviewed base salaries for all Named Executive Officers, including Mr. Holliman. Mr. Holliman, whose annual base salary was set at $750,000 when he became Chief Executive Officer in October 1996 and had not been adjusted in 1997, was increased by 10% to $825,000. We make compensation decisions based on an analysis of the Company's performance, an evaluation of comparative compensation information, and an evaluation of the performance of executive officers. The comparative compensation information was compiled by the Company's outside executive compensation consultants and was used to determine that the base salaries were both reasonable and competitive. The Company's performance is evaluated on the basis of criteria such as return on shareholder's equity, return on assets and increase in earnings per share. The increase in annual salary rates for all Named Executive Officers as a group, was based on recommendations of Mr. Holliman and was designed to adjust for inflation.

     Bonus Compensation for 1998

          Existing annual incentive plans for key personnel (including Mr. Holliman and other Named Executive Officers) were continued in effect during 1998. These plans utilized sales and earnings as objectives, with earnings generally weighted more heavily. Under the provisions of the plan applicable in 1998 to key personnel based at the corporate offices (including Mr. Holliman), plan participants could earn a bonus equal to percentages of their base salaries depending totally upon the Company's degree of achievement against budgeted objectives (sales and net earnings) which were met in 1997. Mr. Holliman's target bonus percentage was 50%. Target percentages were payable when objectives were met; lower or greater percentages (to a maximum of 150% of target) were payable for degrees of achievement below or above budgeted objectives.

          For 1998, Mr. Holliman earned a bonus of $448,676 under the Furniture Brands Executive Incentive Plan. That bonus was based on 50% of his base salary ($412,500) multiplied by the percentage of achievement against target objectives (102.04% on sales and 111.01% achievement on net earnings, for a blended rate of 108.77%). The Committee also awarded him an additional bonus in the amount of $179,471 under the discretionary provisions of the incentive plan in recognition of his contributions in strategic areas.

     Long-Term Incentive Awards in 1998

          We believe management's ownership of a significant equity interest in the Company is a major incentive in building stockholder value and aligning the long-term incentive program. No stock options were granted to Mr. Holliman during 1998. Among the other Named


     Executive Officers, on January 29, 1998, Mr. Foy and Mr. Pfaff were each granted an option to purchase 50,000 shares of common stock at $24.0625 per share, the market price on the date of grant. We determined the size and terms of these awards subjectively based on the position, responsibilities and individual performance of Mr. Foy and Mr. Pfaff.

     Limits on Tax Deductibility of Executive Compensation

          Under Section 162(m) of the Internal Revenue Code, the Company is generally precluded from deducting compensation in excess of $1 million per year for its Chief Executive Officer and any of its next four highest-paid executive officers, unless the payments are made under qualifying performance-based plans. In years prior to 1997, in circumstances in which compensation may have exceeded that amount, any such compensation was deferred under the terms of a written agreement.

          In 1995, the Board of Directors adopted, and at the 1997 Annual Meeting you approved, the Furniture Brands Executive Incentive Plan. Under the Plan, we have awarded executive officers that we select a bonus conditioned upon their obtaining objective performance criteria that we establish. In 1998, the only named executive officer who participated in the Plan was Mr. Holliman.

          We generally intend to pursue a strategy of maximizing the deductibility of compensation paid to executives. This includes applying the Furniture Brands Executive Incentive Plan and similar plans at the Furniture Brands International operating companies to executives whose compensation for a given year can reasonably be expected to exceed $1 million.

     Conclusion

          At the Board of Directors meeting in May 1998, Albert E. Suter was elected Chairman of this Committee, replacing Donald E. Lasater who served in that capacity for 18 years. Because of his broad experience in executive compensation matters at Emerson Electric Co., Mr. Suter is uniquely qualified to fill this role. Mr. Lasater will remain as a member of the Committee, and the Committee and the Board have expressed their appreciation to him for his years of wise counsel and dedicated service as Chairman

          We believe the Furniture Brands International compensation programs are well structured and will serve your interests as stockholders. These programs allow the Company to attract, retain and motivate exceptional management talent and to compensate executives in a manner that reflects their contribution to both the short- and long-term performance of the Company. We will continue to emphasize performance-based compensation programs that we believe positively affect stockholder value.

     Submitted by the Executive Compensation and Stock Option Committee of the Furniture Brands International Board of Directors

     Albert E. Suter, Chairman
     Bruce A. Karsh
     Donald E. Lasater
     Lee M. Liberman


     Compensation Committee Interlocks and Insider Participation

          Mr. Loynd, Chairman of the Executive Committe of the Board, serves on the Board of Directors of Emerson Electric Co. one of whose executive officers, Albert E. Suter, is Chairman of the Executive Compensation and Stock Option Committee.

     Stock Options

          The following table contains information concerning stock option grants made during the year ended December 31, 1998, pursuant to the Furniture Brands 1992 Stock Option Plan ("1992 Plan").


                      OPTION GRANTS IN LAST FISCAL YEAR


                                    % of
                                    Total                                    Potential Realizable
                                   Options                                 Value at Assumed Annual
                     Number of     Granted    Exercise                       Rates of Stock Price
                    Securities       to         or                         Appreciation for Option
                    Underlying    Employees    Base                                  Term(b)
                     Options      In Fiscal    Price       Expiration  ----------------------------------
     Name          Granted #(a)     Year       ($/SH)         Date            5%($)           10%($)
     ----------------------------------------------------------------------------------------------------

     J.T. Foy       50,000          11.5      24.0625       01/29/07        663,315         1,633,780

     C.J. Pfaff     50,000          11.5      24.0625       01/29/07        663,315         1,633,780

     ---------------------

     (a)  The grants become exercisable in cumulative installments and at various dates during 1999-2003, subject to provisions of the 1992 Plan that would accelerate the exercisability in the event of a change of control of the Company.  As defined, a change of control includes an acquisition by a person or group of 20% or more of the Common Stock or combined voting power, a change in the composition of at least a majority of the Board, or stockholder approval of a reorganization, merger or consolidation resulting in former stockholder's retaining 50% or less of the combined voting power.

     (b)  The value, if any, one may realize upon exercise of a stock option depends on the excess of the then current market value per share over the exercise price per share.  There is no assurance that the values to be realized upon exercise of the stock options listed above will be at or near the amounts shown.

     -----------------



       The following table contains information concerning stock options exercised during the year ended December 31, 1998 and unexercised stock options held as of December 31, 1998 pursuant to the 1992 Plan.



                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                              AND FY-END OPTION VALUES



                                                       Number of Securities            Value of Unexercised
                                                      Underlying Unexercised           In-the-Money Options
                           Shares                       Options at FY-end                 at FY-End (a)
                          Acquired       Value
                        on Exercise     Realized   Exercisable   Unexercisable    Exercisable   Unexercisable
      Name                  #              $           #              #                $              $

      W.G. Holliman              0            0      240,000        160,000        4,602,960      2,307,190

      R.B. Loynd            50,000      823,035      200,000              0        4,773,400              0

      J.T. Foy                   0            0       97,500        102,500        1,978,268        972,704

      B.B. Kincaid          50,000    1,357,413      110,000         40,000        2,369,610        747,190

      C.J. Pfaff                 0            0       77,600         97,400        1,626,560        848,595

      -----------------------

      (a)     Based on the $27.25 per share closing price of the Common Stock on the New York Stock Exchange on December 31,
              1998.
      ------------------------


      Retirement Plans

          Mr. Holliman is a participant in that segment of the Furniture Brands Retirement Plan which applies to corporate office employees as described below for Mr. Loynd. In addition, Mr. Holliman was a participant, and has a frozen benefit, in the segment of the Furniture Brands Retirement Plan which applies to employees of Action Industries, Inc. as described below for Mr. Foy. Mr. Holliman has eleven years of credited service under the corporate office plan and 28 years under the Action plan segment, which service includes service with Action Industries prior to its acquisition by the Company. Mr. Holliman has estimated annual benefits payable at retirement from these plans, including benefits payable from supplemental plans as described below, of $260,661, assuming continuation of current covered compensation.

          Mr. Loynd is a participant in that segment of the Furniture Brands Retirement Plan which applies to corporate office employees. The plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on straight life annuity, annual benefits at normal retirement are equal to the sum of 1.1% of final average compensation (the highest five consecutive calendar years of the last 10 years) multiplied by credited service up to a maximum of 35 years and 0.45% of final average compensation in excess of "covered compensation" as defined by the IRS multiplied by credited service up to a maximum of 35 years, without deduction for Social Security benefits. Mr. Loynd has eleven years credited service under the plan and has estimated annual benefits payable at retirement, including benefits payable from supplemental plans as described below, of $233,952 assuming continuation of current covered remuneration.

          Mr. Foy is a participant in that segment of the Furniture Brands Retirement Plan which applies to employees of Action Industries, Inc. and its subsidiaries. The plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on a straight life annuity, annual benefits at normal retirement are equal to the greater of (a) the sum of 0.65% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration and 0.65% of the said average in excess of the greater of (i) 10,000 or (ii) 50% of "covered compensation" as defined by the IRS, multiplied by years of credited service (not to exceed 35 years), without deduction for Social Security benefits, or (b) $28 multiplied by years of credited service. Mr. Foy has 13 years credited service under the plan, and estimated annual benefits at normal retirement, including benefits payable from supplemental plans as described below, of $225,216.

          Mr. Pfaff is a participant in that segment of the Furniture Brands Retirement Plan which is applicable to employees of Thomasville Furniture Industries, Inc. The Plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on straight life annuity, annual benefits at normal retirement are the sum of 1.4% of final average compensation (the highest five consecutive calendar years of the last 10 years) multiplied by total Thomasville service; less 1.4% of


     Primary Social Security multiplied by total Thomasville service with a maximum offset of 50% of Social Security. Mr. Pfaff has one year of credited service under the plan and estimated annual benefits at normal retirement of $33,239. Mr. Pfaff also has a profit sharing account balance associated with his prior service with Broyhill.

          Benefits payable pursuant to provisions of Company-sponsored retirement plans may be limited by applicable laws and regulations. Supplemental retirement plans have been adopted providing for payments from general funds to certain executives, including the Chairman of the Board and Named Executive Officers, of any retirement income that would otherwise be payable pursuant to the retirement plans in the absence of any such limitations. With respect to Mr. Loynd, following retirement he will also receive under the supplemental plan an amount equal to the difference, if any, between (i) the benefits he would have received had he continued until retirement as a participant in the Converse Inc. Retirement Plan (in which Mr. Loynd was formerly an active participant) and (ii) the total of the benefits he will receive from the Converse Inc. Retirement Plan and the Furniture Brands Retirement Plan. With respect to Messrs. Foy and Kincaid, the supplemental plans provide for payments, commencing at age 65 after 30 or more years service, equal to the differences, if any, between (i) the total of the straight life annuities from their base retirement plans plus social security benefits and (ii) 50% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration.

     Incentive Agreements

          Each of the Named Executive Officers (except Mr. Loynd and Mr. Kincaid), is a participant in an annual incentive compensation plan under which the officer may earn a bonus during and payable following the close of the calendar year ending December 31, 1999, contingent upon the achievement of certain financial objectives by the Company as a whole for Mr. Holliman and by their respective operating companies for Messrs. Foy and Pfaff.

     Performance Graph

          The following graph shows the cumulative total stockholder returns (assuming reinvestment of dividends) following assumed investment of $100 in shares of the Common Stock that were outstanding on December 31, 1993. The indices shown below are included for comparative purposes only and do not necessarily reflect the Company's opinion that such indices are an appropriate measure of the relative performance of the Common Stock.



                                                     / 12/31/93 / 12/31/94 / 12/31/95 / 12/31/96 / 12/31/97/ 12/31/98/
   --------------------------------------------------/---------/----------/----------/----------/----------/---------/
   /Furniture Brands International Common Stock     o/   100   /    86    /    114   /   177    /   260    /  345    /
   /S&P 500 Index                                   o/   100   /    98    /    132   /   159    /   208    /  264    /
   /Dow Jones Home Furnishings & Appliances Index   +/   100   /    80    /     91   /    97    /   129    /  137    /
   ------------------------------------------------------------------------------------------------------------------

     II.  To Adopt the Furniture Brands International, Inc.
          1999 Long-Term Incentive Plan

          The purpose of the 1999 Plan is to promote the interests of the Company and its stockholders by attracting and retaining exceptional executive personnel and other key employees, by motivating such key employees to remain in the employ of and work to the best of their abilities and to encourage ownership of the Company's Common Stock by such key employees. Approximately 180 key employees are currently eligible to participate in the 1999 Plan. To make shares available to meet these purposes, the Board, on January 29, 1999, unanimously adopted the 1999 Plan. The number of shares of Common Stock which may be issued under the 1999 Plan is 2,250,000 subject to adjustment upon the occurrence of contingencies set forth in Section 4(c) of the 1999 Plan. The shares when issued will be, in whole or in part, authorized but unissued shares or shares held in the treasury. The 1999 Plan authorizes awards of stock options, Stock Appreciation Rights, Performance Shares and Restricted Stock. Other equity-based, long-term incentives may be awarded to key employees of the Company and its subsidiaries. The complete text of the 1999 Plan is set forth in Appendix A to this Proxy Statement.

           The 1999 Plan is administered by the Executive Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company. The Committee is determined by the Board but must consist of two or more non-employee directors. The Committee shall have the authority, subject to the provisions of the 1999 Plan, to determine the individuals to whom and the times at which awards shall be made, the number of shares subject to each award and the terms and provisions of each award.

          Incentive and non-qualified options to purchase shares of Common Stock may be granted under the 1999 Plan. The purchase price of options, except for options awarded to replace pre-existing compensation or benefit programs, must be at least 100% of the fair market value of the shares subject to the option on the date of grant. Option prices are payable in full upon the exercise of a stock option and the proceeds are added to the general funds of the Company. The Committee will fix the term of each option at the time of award, but no option may be exercisable after the expiration of ten years from the date of the award. To date no options have been granted under the Plan. Options will be exercisable at such time or times, and subject to such restriction and conditions, as the Committee shall determine. No option may be exercisable before the first anniversary date of the award.

          Generally, stock options may be exercised only during the term of employment or within three months following termination of employment. In the event of the death of an optionee while employed, stock options may be exercised within one year of such death. In the event of an optionee's termination by reason of disability stock options may be exercised within one year of termination. In the event of retirement of an optionee stock options may be exercised within three years of retirement. Each stock option will be non-transferable otherwise than by will or the laws of descent and distribution except that the Committee may authorize all or part of an option to be granted on terms which permit transfer to immediate family members, trusts for the exclusive benefit of immediate family members or partnerships in which immediate family members are the only partners.


          The 1999 Plan authorizes the award of Stock Appreciation Rights, either on a free-standing basis or in tandem with a stock option grant. A Tandem Stock Appreciation Right gives the option holder the right to surrender the related stock option and to receive from the Company cash or shares equal to the excess of the fair market value per share on the date the right is exercised over the exercise price of the related option. A Free-Standing Stock Appreciation Right gives the participant the right to receive from the Company cash or shares equal to the excess of the fair market value per share on the date the right is exercised over a base price established at the time of the award. Stock Appreciation Rights may be payable in cash or shares or in any combination thereof. To date no Stock Appreciation Rights have been awarded.

          Performance Shares may also be awarded under the 1999 Plan. Performance Shares represent the right to receive future payment contingent on both continuation of service with the Company and the achievement of specified performance objectives which are established at the time of the award. No shares will be issued at the time of the award, but the award will represent the right to receive payment if the performance objectives are achieved over a period of at least three years. Payment for Performance Shares may be in cash, shares, stock equivalent units or in any combination thereof. To date no Performance Shares have been awarded.

           Awards of Restricted Stock may be made under the 1999 Plan. Each award of Restricted Stock will constitute an immediate transfer of shares to the participant in consideration of the performance of services, entitling each participant to voting, dividend and other ownership rights. Awards are forfeited if the participant resigns or is discharged, with or without cause, within the restriction period which shall be no less than three years.



           The following table shows the awards of Restricted Stock under the 1999 Plan.


                                 NEW PLAN BENEFITS
                     Furniture Brands International, Inc.
                        1999 Long-Term Incentive Plan


                                             Dollar               Number
     Name and Position                      Value(a)            of Shares
     ----------------------------------------------------------------------
     W.G. Holliman
       Chairman of the Board,
       President and Chief Executive
       Officer                              1,068,750            50,000

     C.J. Pfaff
       President, Thomasville Furniture
       Industries, Inc.                       128,250             6,000

     J.T. Foy
       President, Action Industries, Inc.     128,250             6,000

     Executive Group
       (7 persons including 3 named above)  1,688,625            79,000

     Non-Executive Director Group                   0                 0

     Non-Executive Officer Employee Group           0                 0

     --------------------

     (a)  Based on the $21.375 per share closing price of the Common Stock on the New York Stock Exchange on February 26, 1999.
     --------------------

          In the event of a Change of Control, as defined in Section 11 of the 1999 Plan, all outstanding stock options and Stock Appreciation Rights shall become fully exercisable, participants holding Performance Shares shall be entitled to receive such shares as if the specified periods had elapsed and the performance objectives had been fully achieved and the restriction period applicable to outstanding Restricted Stock shall be deemed to be satisfied.

          Lynn Chipperfield, Esq., General Counsel of the Company, has advised that the federal income tax consequences with respect to awards under the 1999 Plan are as follows:

          (1) with respect to incentive stock options: grants and exercises thereof are not taxable events; but upon the subsequent disposition of the shares acquired in an exercise, the optionee realizes, as long-term capital gain or loss, the difference between the sale price and the option price, provided the shares are held by the optionee for one year after the date of the exercise; but if the shares are disposed of before the expiration of the one-year holding period, the optionee realizes ordinary compensation income at the time of the disposition limited to the lesser


               of (a) the gain, if any, or (b) the excess of the fair market value of the shares at the time the option was exercised over the option price, and the Company is entitled to a deduction equal to the ordinary compensation income realized by the optionee;

          (2) with respect to non-qualified stock options: grants thereof are not taxable events; but upon exercise the optionee realizes ordinary compensation income in the amount that the fair market value of the shares so acquired exceeds the option price and the Company is entitled to a deduction equal to the ordinary compensation income realized by the optionee.

           (3) with respect to Restricted Stock Awards: grants thereof are not taxable events; but the fair market value of the shares are taxed as ordinary compensation on the date the restriction lapses and the Company is entitled to a deduction equal to the ordinary compensation realized by the employee; and

          (4)  with respect to Performance Shares and Stock Appreciation
               Rights: grants thereof are not taxable events; but the payments are taxed as ordinary compensation when made, and the Company is entitled to a deduction equal to the ordinary compensation income realized by the employee.

          For the reasons stated in the Report of the Executive
     Compensation and Stock Option Committee, the Board of Directors strongly supports approval of this Plan.

          Vote required. Approval of the proposal to adopt the Furniture Brands International, Inc. 1999 Long-Term Incentive Plan requires the affirmative votes of the holders of a majority of the outstanding shares entitled to vote during the annual meeting.

           The Board of Directors unanimously recommends a VOTE FOR the proposal.

     III.  To Amend the Furniture Brands Executive Incentive Plan
           Increasing the Maximum Bonus Percentage from 50% to 100%

          On April 29, 1997 the stockholders approved adoption of the Furniture Brands Executive Incentive Plan (the Incentive Plan ), a program designed to provide annual incentive compensation to those management persons at the corporate headquarters of the Company who directly and substantially influence achievement of certain corporate goals. The Incentive Plan has been in effect substantially in its present form since 1995.

          The Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee") sets target bonuses of participating employees under the Incentive Plan based upon a percentage of base salary. The plan limits the maximum bonus percentage to 50%. The amendment will increase that maximum bonus percentage to 100%. The Incentive Plan provides that no such amendment may be made without stockholder approval.

          As is set forth more fully in the Committee s Report on Executive Compensation earlier in this proxy statement, the Committee has


     determined the best interests of the stockholders will be served if the compensation of senior level executives of the Company is more closely tied to performance. For this reason, the Committee has determined that near-term increases in base salary for senior level officers will be modest, with all other increases in compensation being performance based. The proposed 1999 Plan, also described earlier in this proxy statement, is intended to provide these performance based incentives over a longer time frame. Shorter term performance based incentives are provided for in the Incentive Plan.

          The Committee believes the current maximum percentage of 50% of base salary provides insufficient flexibility with respect to the appropriate mix of base pay and annual incentives. The Committee believes at the higher corporate levels, an officer s pay should be more highly leveraged, i.e., a larger percentage of total direct compensation should be performance based rather than fixed. In some cases, the Committee may determine that as much as half of a person s direct compensation will be in the form of incentive bonus rather than in base salary. Under similar programs currently in effect at two of the Company s subsidiaries (Broyhill and Thomasville), bonus percentages as high as 70% have been used with positive results.

          If the amendment is approved, Mr. Holliman's target bonus under the Incentive Plan for 1999 will be 70% of his base salary or $647,500. Two other executive officers will have target bonuses of 60% of their base salaries or a total of $303,540. The bonuses of non-executive officers will not be affected by the amendment.

          The text of the amended Plan is contained in Appendix B. The amendment will be effected by changing 50% in Section 5(A)(1) to
      100%. The Committee proposes no other changes to the Incentive Plan at this time.

          Vote required. Approval of the proposal to amend the Furniture Brands Executive Incentive Plan requires the affirmative votes of the holders of a majority of the outstanding shares entitled to vote during the annual meeting.

     The Board of Directors unanimously recommends a VOTE FOR the proposal.

     IV.  To Ratify The Selection Of Independent Auditors

          Upon recommendation of its Audit Committee, the Board continued the engagement of KPMG LLP, certified public accountants, as independent auditors for the calendar year ending December 31, 1999, and has unanimously recommended that the stockholders ratify that action. A formal statement by representatives of KPMG
     LLP is not planned for the annual meeting; however, as in years past, such representatives are expected to be present during the meeting and to respond to appropriate questions.

          Vote required. A majority of the votes cast during the meeting, a quorum being present, is required to ratify the engagement.

          The Board of Directors unanimously recommends a VOTE FOR ratification.

     V.   Stockholder Proposals

          Neither the Board nor management knows of any matters other than


     those items set forth above that will be presented for consideration during the 1999 annual meeting. However, if other matters should properly come before the meeting, it is intended that the persons named in the proxies will vote, act and consent in accordance with their best judgment with respect to any such matters.

          Stockholder proposals submitted for inclusion in the Company's proxy materials for the 2000 annual meeting should be addressed to the Secretary of the Company and must be received at the Company's executive offices not later than November 18, 1999. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy form in accordance with SEC regulations governing the solicitation of proxies.

                                     By order of the Board of Directors

                                     /s/ Lynn Chipperfield

                                     Lynn Chipperfield,
                                     Vice-President and Secretary

     St. Louis, Missouri, March 18, 1999.


                                                                 APPENDIX A


                            FURNITURE BRANDS INTERNATIONAL, INC.
                              1999 LONG-TERM INCENTIVE PLAN


               1. PURPOSE. The purpose of the 1999 Long-Term Incentive Plan (the "Plan") of Furniture Brands International, Inc. (the "Furniture Brands") is to promote the interests of Furniture Brands and its stockholders (i) by attracting and retaining exceptional executive personnel and other key employees of Furniture Brands, (ii) by motivating such key employees to remain in the employ of Furniture Brands and to work to the best of their abilities for the achievement of Furniture Brands' strategic growth objectives, and (iii) by encouraging ownership of Furniture Brands' Common Stock ("Common Stock" or "Shares") by such key employees. Furniture Brands intends to accomplish these purposes by awarding to such key employees long-term, equity-based incentives, which, if performance objectives and/or service requirements with Furniture Brands are achieved, will permit them to share in Furniture Brands success.

               2. PARTICIPANTS. (a) Participants in the Plan ("Participants") shall be those full time employees of Furniture Brands whom the Committee (as herein defined) determines, in its discretion, to be key employees important to the growth of Furniture Brands, and to whom the Committee shall make any award under the Plan. At the discretion of the Committee, outside directors of Furniture Brands may also be Participants in the Plan. As used in this Plan, "Furniture Brands" includes all subsidiaries and divisions of Furniture Brands, and any other entities in which Furniture Brands or one of its subsidiaries has a significant equity or other interest as determined by the Committee. Awards made under the Plan shall not be affected by any change of employment so long as the Participant continues to be an employee of Furniture Brands.

               (b) No person shall have any claim or right to receive an award under the Plan, and nothing in the Plan or in any award made pursuant to the Plan shall alter the terms of any participant's employment or confer on any Participant any right to continue in the employ of Furniture Brands or interfere in any way with the right of Furniture Brands to terminate his or her employment at any time.

               3. ADMINISTRATION. (a) The Plan shall be administered by the Executive Compensation and Stock Option Committee (the "Committee") of the Board of Directors (the "Board") of Furniture Brands, or such other committee as the Board may determine, provided that the Committee shall consist of two or more members who are "Non-Employee Directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

               (b) Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom and the times at which awards


          shall be made under the Plan, the number of Shares subject to each award, and the terms and provisions of each award. In making such determinations the Committee may take into account any factors that the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations which the Committee believes necessary or advisable for the proper administration of the Plan. The Committee's determinations on matters relating to the Plan shall be final and conclusive on Furniture Brands and all Participants. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to willful misconduct or lack of good faith.

               4. SHARES COVERED BY THE PLAN. (a) The number of Shares allocated to and reserved for award under the Plan shall be the total of: (i) 2,250,000 Shares, plus (ii) all Shares which are reserved for issuance and available for award in the Furniture Brands 1992 Stock Option Plan (the 1992 Plan ) as of the Effective Date (as defined herein), plus (iii) all Shares which become available for award (due to cancellation or otherwise) under the 1992 Stock Option Plan before or after the Effective Date. The maximum aggregate number of stock options and Stock Appreciation Rights which may be awarded to a Participant in any given year shall be 250,000 Shares, and the maximum aggregate number of Performance Shares and Shares of Restricted Stock which may be awarded to a Participant for any given performance or restriction period shall be 250,000 Shares. Throughout the term of the Plan, not more than 750,000 of the Shares allocated to and reserved for award under the Plan shall be awarded as Performance Shares or Shares of Restricted Stock.

               (b) Any Shares covered by any award or portion of an award made under the Plan, which is forfeited, canceled or expires shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan, and the Committee may again award to an existing or new Participant the Shares so canceled or forfeited.

               (c) The number of Shares reserved and available for award under the Plan, the number of Shares covered by each outstanding award, the price per share in each award and performance standards may all be appropriately and equitably adjusted by the Committee for any change in the Common Stock resulting from stock dividends, stock splits, spin-offs, combination or exchange of Shares, reclassification, reorganization, merger, consolidation, recapitalization and similar matters affecting outstanding Shares. The determination of the Committee shall be final and conclusive in this regard. No fractional Shares shall be awarded or issued under the Plan; cash may be paid in lieu of any fractional Shares in settlement of awards. In the event Furniture Brands enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee shall make awards under the Plan to employees or former employees of such corporation in substitution of awards previously made to them upon such terms and conditions as shall be necessary to qualify such award as a substitution described in Section 424(a) of the Code.


               (d) Furniture Brands will allocate and reserve in each fiscal year a sufficient number of Shares for issuance upon the exercise of options and Stock Appreciation Rights awarded under the Plan. Furniture Brands may, in its discretion, use Shares held in the treasury or authorized but unissued Shares for the Plan.

               5. TIME OF AWARDS. Any award under this Plan shall be deemed to be made on the date on which the Committee takes formal action with respect to the award, provided that such award is evidenced by a written communication duly executed on behalf of Furniture Brands and delivered to the Participant within a reasonable time after the date of the Committee action.

               6.  STOCK OPTIONS.

               (a) Nature of Awards. The Committee may, from time to time, award to Participants options to purchase Shares. Any option awarded under the Plan may, at the discretion of the Committee, qualify as an incentive stock option as defined in
          Section 422(b) of the Code ("Incentive Stock Option"), provided, however, that outside directors of Furniture Brands may not receive Incentive Stock Options. Unless it is designated an Incentive Stock Option by the Committee, any option awarded under the Plan shall be non-qualified. Any option awarded under the Plan shall be subject to the provisions of this Plan and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

               (b) Option Price. The Committee shall determine the exercise price of any option granted under the Plan, provided however, that except for options awarded to replace pre-existing compensation or benefit programs, in no event shall any options be awarded at less than Fair Market Value at the time of grant. "Fair Market Value" for all purposes under this Plan shall be the closing price of Furniture Brands Common Stock as reported on the New York Stock Exchange Composite Tape for the day in question ("Closing Price"); provided, however, that, in the absence of a Closing Price, the Committee may adopt any other comparable criteria for the determination of Fair Market Value as it may determine to be appropriate.

               (c) Payment of Option Prices. The exercise price is to be paid in full upon the exercise of the option, either (i) in cash,
          (ii) pursuant to a cashless exercise process offered by Furniture Brands, (iii) in the discretion of the Committee, by the tender either actually or by attestation to Furniture Brands of Shares owned by the Participant and registered in the Participant's name or held for the Participant's benefit by a registered holder, having a Fair Market Value equal to the aggregate exercise price of the options being exercised, or (iv) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i), (ii) or (iii) above. Provided, however, that a Participant may not tender Shares in exercise of an Incentive
          Stock Option if the Participant acquired such Shares through the exercise of an Incentive Stock Option or an employee stock purchase plan described in Section 423 of the Code, unless (i) the Participant has held such Shares for at least one (1) year, and (ii) at least two (2) years have elapsed since the option was


          awarded. The cash proceeds derived from the exercise of options are to be added to the general funds of Furniture Brands.

               (d) Taxes. Following exercise of an option, the Participant shall, no later than the date as of which an amount related to the option exercise first becomes includable in the gross income of the Participant for federal income tax purposes, pay to Furniture Brands, or make arrangements satisfactory to Furniture Brands regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Furniture Brands shall have the right at the time of exercise to deduct such taxes or to withhold sufficient Shares to satisfy Furniture Brands' obligation to withhold for federal, state and local taxes on such exercise.

               (e) Limitations Applicable to Incentive Stock Options. The maximum aggregate Fair Market Value (determined at the time an option is awarded) of Shares with respect to which any Participant may exercise Incentive Stock Options for the first time during any calendar year (under all plans of Furniture Brands and its Subsidiaries) shall not exceed the amount specified in Section 422(d) of the Code. If the provisions of this Section limit the exercisability of certain Incentive Stock Options which would otherwise become exercisable on account of termination of employment or a Change of Control (as defined herein), the Committee, in its sole discretion, shall determine the time at which such Incentive Stock Options become exercisable so that the provisions of this Section are not violated. The Committee may not award Incentive Stock Options to any individual who, at the time the option is awarded, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Furniture Brands unless: (i) the Purchase Price is at least 110% of the Fair Market Value of the Shares subject to the option, and (ii) the option states that it is not exercisable after the expiration of five (5) years from the date of award.

               (f) Exercise of Options. The Committee shall fix the term of each option at the time of award, but no option shall be exercisable after the expiration of ten (10) years from the date of award. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall determine, at or subsequent to grant, which restrictions and conditions need not be uniform for all Participants; provided, however, that no option shall be exercisable before the first anniversary date of the award; and provided, further, that, except as provided in Paragraph (g) of this Section 6, no option may be exercised unless the Participant is at that time a full-time employee of Furniture Brands or a director of Furniture Brands and has been so employed or engaged continuously since the date of award.

               (g)  Termination of Employment or Service as an Outside
          Director.

               (1)  If a Participant's employment (or service as an outside
          director) terminates by reason of   retirement, that Participant
          may exercise any option at any time within   three (3) years
          after such termination, but only to the extent the Participant was entitled to exercise at the date of such termination, and in


          any event not after the expiration of the stated period of the option; provided however, that the Committee may, at or subsequent to grant, establish such longer or shorter period as it may determine in its discretion, but in any event not longer
          than   five (5) years nor shorter than   one (1) year after the
          date of such termination.  For purposes of this Plan,
           retirement is defined as termination of service with Furniture Brands at or after attainment of age 55 with not less than ten years of service.

               (2)  If a Participant's employment (or service as an outside
          director) terminates by reason of   disability, that Participant
          may exercise any option at any time within   one (1) year after
          such termination, but only to the extent the Participant was entitled to exercise at the date of such termination, and in any event not after the expiration of the stated period of the option. For purposes of this Plan, "disability" means the incapacity to attend to and perform effectively one's duties and responsibilities which continues for at least 26 weeks after its commencement, as determined by a physician selected by Furniture Brands. A person shall be considered disabled only if he or she furnishes such proof of disability as the Committee may require.

               (3) If a Participant's employment (or service as an outside director) terminates by reason of death while he or she is employed by or serving as an outside director of Furniture Brands, or within three (3) months after termination of such employment or service (or one (1) year in the case of the termination of employment or service by reason of disability, or five (5) years in the case of termination of employment or service by reason of retirement), any option held by a Participant may be exercised by a legatee or legatees under the Participant's last will, or by personal representatives or distributees, at any time within one (1) year after death, but only to the extent that the Participant was entitled to exercise at the date of such death, and in any event not after the expiration of the stated period of the option.

               (4) If a Participant's employment (or service as an outside director) terminates for any reason other than retirement, disability or death, that Participant may exercise any option at
          any time within   three (3) months after such termination, but
          only to the extent the Participant was entitled to exercise at the date of such termination, and in any event not after the expiration of the stated period of the option.

               (h) Option Repurchase. The Committee may at any time offer to repurchase an option (other than an option which has been held for less than six months by a Participant who is subject to
          Section 16(b) of the Securities Exchange Act of 1934) on such terms and conditions as the Committee shall establish and communicate to the Participant at the time the offer is made.

               (i) Restrictions on Shares. The Committee may require each Participant exercising an option under the Plan to represent to Furniture Brands in writing that he/she is not acquiring the Shares with a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject


          to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend to be put on any such certificates to make appropriate reference to such restrictions.

               (j) Transferability of Options. Each option awarded under the Plan shall be non-transferable otherwise than by will or the laws of descent and distribution, provided, however, that the Committee may, in its sole discretion, authorize all or a portion of the options granted to a Participant to be on terms which permit transfer to: (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members,
          (iii) a partnership in which Immediate Family Members are the only partners, or (iv) a former spouse pursuant to a qualified domestic relations order, provided that subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.

               7.  STOCK APPRECIATION RIGHTS.

               (a) Tandem Stock Appreciation Rights. (a) The Committee may award Tandem Stock Appreciation Rights along with the award of any stock option under the Plan. A Tandem Stock Appreciation Right shall be the right of the option holder to surrender the related stock option and to receive from Furniture Brands cash and/or Shares equal to the excess of the Fair Market Value per Share on the date the Right is exercised over the exercise price of the related option. Tandem Stock Appreciation Rights may be granted at any time prior to the exercise or termination of the related stock options; provided, however that a Tandem Stock Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with that Incentive Stock Option. Tandem Stock Appreciation Rights may be exercised only
          (i) when the related stock option is also exercisable, (ii) when the Fair Market Value per Share exceeds the exercise price of the related option, and (iii) by surrender of the related option for cancellation.

               (b) Free-Standing Stock Appreciation Rights. The Committee may also award Free-Standing Stock Appreciation Rights. A Free-Standing Stock Appreciation Right shall not relate to any particular option award, but shall be the right of a Participant to receive from Furniture Brands cash and/or Shares equal to the excess of the Fair Market Value per Share on the date the Right is exercised over the "Base Price" established by the Committee at the time of award. Subject to the same limitations as are included in Section 6(c) with respect to below-market grants of options, the Base Price may be equal to or greater than or less than the Fair Market Value per Share on the date of award. Successive awards of Free-Standing Stock Appreciation Rights may be made to the same Participant regardless of whether Rights previously awarded to the Participant remain unexercised. The Committee shall fix the term of each Free-Standing Stock Appreciation Right at the time of award, but no Free-Standing


          Stock Appreciation Right awarded hereunder shall be exercisable after the expiration of ten (10) years from the date of award.

               (c) Procedure for Award. Each award of a Stock Appreciation Right shall be evidenced by a writing executed on behalf of Furniture Brands by an officer and delivered to the Participant, which writing shall describe the Stock Appreciation Rights, identify the related stock options (if applicable), state that such Stock Appreciation Rights are subject to all of the terms and conditions of this Plan, and contain such other terms and conditions not inconsistent with this Plan, as the Committee may approve.

               (d) Exercise and Payment. A Stock Appreciation Right shall be exercised by the delivery to Furniture Brands of a written notice which shall state that the Participant elects to exercise his or her Stock Appreciation Right as to the number of Shares specified in the notice. In the discretion of the Committee, Stock Appreciation Right award amounts shall be payable in cash or in Shares or in any combination thereof.

               (e) Other Provisions of Plan Applicable. All provisions of the Plan applicable to options awarded under the Plan shall apply with equal effect to Stock Appreciation Rights.

               8.  PERFORMANCE SHARES.

               (a) Performance Shares; Performance Period. The Committee may award Shares covered by the Plan as units representing Performance Shares. Performance Shares represent the right to receive future payment contingent on both continuation of service with Furniture Brands and the achievement of specified performance objectives which are established at the time of award. No Shares will be issued at the time of an award of Performance Shares, but the award will represent the right to receive payment if the performance objectives are achieved. Performance objectives need not be the same in respect of all Participants and may be established separately for Furniture Brands as a whole or for its subsidiaries or portions thereof. The performance objectives shall be based upon one or more of the following criteria: sales, pre-tax earnings, net earnings, earnings per share, earnings per share growth, operating profit margin, gross profit margin, cash flow, return on equity, asset management, and total shareholder return. The performance objectives may include or exclude specified items of an unusual, non-recurring or extraordinary nature. The performance period for which achievement of any performance objective shall be measured shall not be less than three years. Performance periods may overlap one another, and a Participant may simultaneously hold awards covering overlapping periods with different performance goals.

               (b) Performance Share Awards. Performance Share awards shall be made as follows:

               (1) Performance Programs; Initial Awards. The Committee may establish one or more performance programs each with specified objectives and a specified performance period. Participants may be awarded Performance Shares in any one or more of the performance programs.


               (2) Subsequent Awards. During the term of a performance program, additional Performance Shares may be awarded (subject to the maximum number of Shares allocated to and reserved for award under the Plan), either (i) to new Participants in the program, or (ii) if circumstances so warrant, to any one or more of the initial Participants in the program. In respect of such additional awards the Committee may make such adjustments therein as it may deem reasonable on account of any lesser period of participation in the program by the holder of any subsequent award.

               (3) Notice of Awards. Upon the making of any award, the Committee shall advise the Participant in writing of the number of Performance Shares awarded and of the terms of the award.

               (c) Performance Share Payment. If the applicable targeted performance objective is met, the Participant shall be entitled to receive an amount equal to the Fair Market Value of one Share on the date of the expiration of the applicable performance period multiplied by the number of Performance Shares held. At the time it establishes the targeted performance objective, the Committee may (i) establish a minimum performance target below which no payment will be made, (ii) provide for payment of less than Fair Market Value if the minimum performance target is met but the targeted performance objective is not achieved; and/or
          (iii) provide for payment of greater than Fair Market Value if the targeted performance objective is exceeded, up to a maximum payment of two times the targeted performance payment. The Committee may provide that any awards under the Plan earn dividend equivalents, and such dividend equivalents will be credited to a Participant's account. Payment for Performance Shares may be in Shares, in cash, in stock equivalent units, or in any combination thereof as determined by the Committee, and any such payment may be subject to such terms, conditions or restrictions as the Committee may impose.

               (d)  Time of Payment.  Subject to the deferral provisions of
          Section 12 hereof, distribution of amounts to which a Participant is entitled after the expiration of a performance period shall be made as soon as practicable after the holder of the Performance Shares becomes entitled thereto, unless the terms of that award specify that payment of the Performance Shares is subject to specified vesting conditions after attainment of the performance objective, in which case payment shall be delayed until such vesting conditions have been satisfied.

               (e) Conditions to Payments. In order to be entitled to receive any payment on Performance Shares, a Participant must be in the employ of Furniture Brands on the expiration of the relevant performance period and must have been continuously in the employ of Furniture Brands from the time of the date of the award. No vested interest in any payment under the Performance Shares shall accrue during the performance period and no payment in respect of the Performance Shares shall be required to be made to any Participant whose employment with Furniture Brands is terminated, with or without cause, prior to the time such Participant is entitled to receive a distribution under the Plan; provided, however, that (i) if a Participant in the Plan retires prior to the time such Participant is to receive distribution on any Performance Shares awarded, the amount of payment to such


          Participant shall be pro-rated in such manner as the Committee shall reasonably determine, and (ii) the Committee, in its absolute discretion, may provide for such pro-rata or other payment (or no payment), as it may determine to a Participant whose employment terminates (other than by reason of retirement) prior to the time the Participant is entitled to receive distribution of Performance Shares. If termination is on account of death, the Committee may provide for payment of any distribution it authorizes to the Participant's surviving spouse, heirs or estate.

               (f) Determination of Achievement of Objectives. The Committee shall determine whether any performance objective of any program has been met. In making this determination, the Committee shall apply the accounting results, as audited at the end of any fiscal year by Furniture Brands independent certified accountants, but may adjust such results for unusual, nonrecurring or extraordinary items. When making a Performance Share payment, the Committee shall certify in writing the achievement of the applicable performance objectives and the amount of payments to be made to each Participant.

               9. RESTRICTED STOCK. The Committee may make awards of Restricted Stock under the Plan. Each award of Restricted Stock shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling each Participant to voting, dividend and other ownership rights, but subject to substantial risk of forfeiture (within the meaning of Section 83 of the Code).
          Awards of Restricted Stock shall be forfeitable if the Participant resigns or is discharged from the employ of Furniture Brands, with or without cause, during the restriction period, which shall in no event be less than three years. The Restricted Stock shall be forfeitable on such other terms and conditions and shall be subject to such additional restrictions as may be
          specified by the Committee in the notice of award.   After the
          date of award, the Committee, in its discretion, may waive any of the terms and conditions thereof and may reduce the restriction period applicable thereto; provided, however, that the Committee shall not reduce such period to less than three years.

               10. OTHER LONG-TERM INCENTIVES. Subject to the maximum number of Shares allocated to and reserved for award under the Plan, in addition to stock options, Stock Appreciation Rights, Performance Shares and Restricted Stock as described herein, the Committee may, in its sole discretion, award other equity-based, long-term incentives under the Plan, establishing therefor such terms and conditions as it may deem appropriate under the circumstances.

               11. CHANGE IN CONTROL. Any provision herein to the contrary notwithstanding, in the event of a Change of Control (as defined below) (i) all options and Stock Appreciation Rights awarded prior to such Change of Control shall become fully exercisable, (ii) Participants then holding awards of Performance Shares shall be entitled to receive such Performance Shares (or equivalent value in Shares or in cash) free of any conditions as if the specified performance periods had elapsed and the performance objectives relating thereto had been fully achieved, and (iii) the restriction period applicable to all Restricted


          Stock then outstanding shall be accelerated and be deemed to be satisfied so that the holders of such Restricted Stock shall immediately hold said Restricted Stock fully vested and without any continuing restrictions thereon, excepting, however, such restrictions, if any, as may then be applicable under state or federal securities laws. "Change of Control" as used in this Plan shall mean:

               (a) The purchase or other acquisition (other than from Furniture Brands) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, Furniture Brands or its subsidiaries or any employee benefit plan of Furniture Brands or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of 25% or more of either the then-outstanding Shares or the combined voting power of Furniture Brands then-outstanding voting securities entitled to vote generally in the election of directors; or

               (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the Effective Date whose election or nomination for election by Furniture Brands stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of Furniture Brands) shall be considered as though such person were a member of the Incumbent Board; or

               (c) Approval by the stockholders of Furniture Brands of (i) a reorganization, merger, or consolidation, in each case with respect to which persons who were the stockholders of Furniture Brands immediately prior to such reorganization, merger or consolidation would not immediately thereafter own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or (ii) a liquidation or dissolution of Furniture Brands or (iii) the sale of all or substantially all of Furniture Brands' assets.

               12. DEFERRAL. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of any awards under this Plan in cash under such rules and procedures as it may establish under a separate deferred compensation plan.

               13. FOREIGN PARTICIPATION. The Committee may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by Furniture Brands outside the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

               14. AMENDMENT AND TERMINATION. (a) The Committee may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Committee may not, without further approval by the Furniture Brands stockholders, make any modifications which (i) would


          increase the total number of Shares allocated to and reserved for award under the Plan, or (ii) by applicable law or rule, require such approval. No termination or amendment of the Plan may, without the consent of the Participant to whom any award shall theretofore have been made, adversely affect the rights of such Participant under such award.

               (b) The Committee may amend the terms of any award under the Plan, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the consent of the Participant, and in no case shall the terms of any option be amended to reduce the exercise price to a price less than the Fair Market Value on the original date of grant.

               15. PAYMENTS IN COMMON STOCK; SOURCE OF SHARES. (a) It is anticipated that any Shares delivered pursuant to the terms of the Plan will be Treasury Shares. The Committee, however, may instead utilize authorized but unissued Shares or may purchase Shares on the open market; and, subject to the approval of this Plan by the stockholders of Furniture Brands, the Board and officers of Furniture Brands are authorized to take such action as may be necessary to provide for the issuance of any or all of the Shares which may be necessary to satisfy Furniture Brands obligations under the Plan and to cause said Shares to be listed on the New York and any other stock exchanges on which the Common Stock may at such time be listed.

               (b) Shares delivered to Participants under the Plan in satisfaction of Performance Share rights, and other Incentive Shares after the release of any conditions applicable thereto may nonetheless thereafter be restricted stock under the Securities Act of 1933, as presently amended, (the "1933 Act") and the certificates for such Shares may have a legend imprinted thereon restricting the resale, hypothecation or further transfer of said Shares except in a registered offering or pursuant to an available exemption from registration.

               16. EFFECTIVE DATE; TERM. (a) The Plan will become effective upon adoption by the Board of Directors of Furniture Brands on January 29, 1999 (the "Effective Date"), subject to approval of the Plan by the stockholders of Furniture Brands within twelve (12) months of such date. Awards under the Plan may be made before such stockholder approval (but may not be exercisable before such approval), and if such approval is not obtained, this Plan and such awards shall be void and of no force or effect.

               (b) The Plan shall terminate ten (10) years after the Effective Date, and no awards shall be made under the Plan after the expiration of such ten-year period. During the term of the Plan, awards may be made with terms, conditions or restrictions extending beyond the end of the term of the Plan. Conditions and restrictions in respect of awards made under the Plan during the term of the Plan shall continue in effect after the termination of the Plan until they shall be satisfied or forfeited in accordance with their terms.

               17.  SEPARABILITY OF PROVISIONS.  With respect to
          Participants subject to Section 16 of the 1934 Act, this Plan and transactions under the Plan are intended to comply with all


          applicable provisions of Rule 16b-3 under the 1934 Act or its successors. To the extent that any provision of the Plan or action of the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee, and the validity, legality and enforceability of the remaining provisions of the Plan shall not be in any way affected or impaired thereby. To the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan

               18. GOVERNING LAW. To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

          Adopted by the Board of Directors of Furniture Brands
          International, Inc. on January 29, 1999.


                                                             APPENDIX B


                                   FURNITURE BRANDS

                                     CORPORATE

                              EXECUTIVE INCENTIVE PLAN


          1.   INTRODUCTION

               This Executive Incentive Plan (the "Plan") has been designed for those management persons at the corporate offices of Furniture Brands International, Inc. ("FBI") who directly and substantially influence achievement of certain corporate goals. The Plan provides monetary awards for the achievement of those goals. In select cases, the Plan provides for additional special discretionary awards.

               FBI believes that the total annual income of key employees should be influenced by their individual and collective effort, and that rewards should directly relate to the achievement of planned, meaningful results. The Plan is in addition to and assumes the existence of a base salary which is competitive, equitable, and subject to periodic performance-related adjustments.

               The overall administration and control of the Plan, including final determination of annual bonus awards to each participant, is the responsibility of the Executive Compensation and Stock Option Committee of the FBI Board of Directors (the "Committee"). The Committee (or a subcommittee thereof which has been designated by the Committee to administer the Plan) shall consist solely of three or more members of the FBI Board of Directors who are "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. Members of the Committee are not eligible to participate in the Plan.

          2.   OBJECTIVES OF PLAN

               A. Objectives. The Plan has been created with several objectives in mind:

                    (1) to emphasize achievement of planned strategic objectives;

                    (2)  to reinforce the importance of annual growth; and

                    (3) to motivate and challenge participating executives through meaningful compensation opportunities.

               B. Award Achievement. To achieve these objectives, the Plan is designed to:

                    (1) provide for monetary awards of significant value related directly to measurable FBI results;

                    (2)  motivate participating individuals to achieve


          results beyond the routine of position responsibilities; and

                    (3)  be appropriate for both the level of
          responsibility and total compensation for the position.

               Total compensation, resulting from the combination of base salary and monetary awards under the Plan, is designed to be competitive with total compensation for similar positions in American industry.

          3.   PARTICIPATION

               A. Eligibility. Only management persons whose performance directly and substantially influences the annual results of FBI will be considered for participation in the Plan. Ordinarily the extent of such influence will be reflected in the Bonus
          Percentage (as herein defined).

               B.  Participation

                    (1) At the start of each Plan Year (as herein defined) FBI management will submit a list of proposed participants and Bonus Percentages for review and approval by the Committee. The Committee may in its discretion change the participants and Bonus Percentages, provided, however, that the Committee shall, within the first 90 days of each Plan Year, set forth in writing, a final approved list of participants and Bonus Percentages for such Plan Year. Such final list of participants and Bonus Percentages may not thereafter be modified except as provided in this Plan. With respect to persons who have been determined to be "covered employees" within the meaning of Code Section 162(m)(3) for such Plan Year (a "Covered Employee"), additional participation in the Plan during a Plan Year shall be permitted only in the event of an unusual circumstance, such as a new hire. Executive officers of the Company may be participants in the Plan to the extent approved by the Committee.

                    (2) To earn an award, an individual must be designated a participant for the Plan Year and must participate effectively for a minimum of eight full months of the Plan Year.

                    (3) A participant who has lost time due to illness, or dies, retires or becomes totally disabled during the Plan Year, will be considered for an award under the Plan provided that his/her influence on goal achievement can be identified and that achievement of results can be measured.

               C.  Non-Eligibility

                    (1) Any individual whose employment is terminated at any time during the Plan Year by reason of voluntary or encouraged resignation, or who is discharged, will not receive an award.

                    (2) Any individual who has been demoted at any time during the Plan Year to a position not included in the Plan will not receive an award.

               D. Plan Year. The Plan Year will correspond with the FBI fiscal year.





          4.   HOW THE PLAN WORKS

               A. Plan Factors. There are two factors which will be measured in order to determine an award: opportunity and FBI performance.

                    (1) Opportunity is the potential impact that a participant may have on the achievement of goals. This is expressed by the Bonus Percentage.

                    (2) FBI Performance is the result of achievement. This is measured by the percentage of attainment of FBI's goals.

               B. Setting FBI Goals. At or prior to the beginning of each Plan Year, FBI management will recommend to the Committee for approval, one or more objective measurable performance goals for FBI (the "Goals") for such year, and the weighting to be assigned to each Goal. The Goals will be based upon one or more of the following criteria: sales; earnings; earnings per share; pre-tax earnings; net profits; return on equity; cash flow; debt reduction; asset management; stock price; market share; costs; or selling, general and administrative ("SG&A") expenses. The Goals will be realistic, yet rigorous. They will be attainable, but attainment will require above average performance. The Committee may, in its discretion, approve management's recommendations or change the Goals and/or weightings, provided, however, that the Company shall, within the first 90 days of the year (or, in the case of a new hire added to the Plan during the year, before 25% of such individual's services for the Company for the year has elapsed), set forth in writing the final approved Goals, the Minimum Percentages (as herein defined) for such year and the weighting to be assigned to such Goals.

               C. Notification of Participation. Each participant's target Bonus Percentage will be communicated each Plan Year by delivery of the Participation Form.

          5.     MECHANICS OF DETERMINING AWARDS

               A.  Definitions of Terms

                    (1) Bonus Percentage. The Bonus Percentage will be expressed as a percentage (not less than 10% and not more than 100%) of the participant's base salary. That percentage will be higher for a position with significantly greater responsibilities, thus recognizing the direct relationship between position responsibility and influence on FBI results. Participants who are promoted during a Plan Year to a position with a higher Bonus Percentage will receive a prorated award based on the percentage of the Plan Year spent in each position.

                    (2) Aggregate Target Amount. The Aggregate Target Amount will be expressed as a dollar amount, calculated by





          multiplying the participant's base annual salary rate, as in effect on March 1 of the Plan Year, which has been established at or before the time of the setting of the Aggregate Target Amount, by the Bonus Percentage. The result will be the total award to which the participant will be entitled if FBI achieves 100% of all Goals for that Plan Year.

                    (3) Weighted Target Amounts. For each Goal a Weighted Target Amount will be calculated by multiplying the Aggregate Target Amount by the weighted percentage applicable to the Goal. The result for each Goal will be the portion of the total award to which the participant will be entitled if FBI achieves 100% of that Goal for that Plan Year. The sum of the Weighted Target Amounts will equal the Aggregate Target Amount.

               B.  Mechanics of Determining Awards.

                    (1) FBI Performance. FBI's performance against the Goals will be measured by the percentage of achievement of each Goal. FBI's performance with respect to each Goal will be based upon audited results.

                    (2) Achievement of Target. The Plan is designed to provide the participant with 100% of his/her Weighted Target Amount with respect to each Goal if FBI achieves 100% satisfaction of that Goal.

                    (3) Minimum FBI Performance. Each Plan Year the Committee will establish a minimum percentage (the "Minimum Percentage") with respect to each Goal. Achievement below the Minimum Percentage will result in no award with respect to that Goal.

               Under certain circumstances, the Committee may establish Goals the achievement of which contemplate reducing rather than increasing an amount, such as a reduced debt level or reduced SG&A expenses. In any such case, the percentage which will be applied to the Weighted Target Amount for such Goal will be inversely proportional to the performance against the Goal. For example, if a Goal is a year-end debt amount and the actual year-end debt is 105% of the Goal, the percentage of Weighted Target Amount to be paid with respect to that Goal would be 95%. In these circumstances, the Minimum Percentage will be expressed in terms of a figure greater than 100%.

                    (4) Calculation of Award. The percentage of FBI's achievement of each Goal will be applied to the Weighted Target Amount for that Goal to determine the amount of the award payable with respect to that Goal. Awards will be calculated separately for each Goal, but will be aggregated and paid as one award check.

                    (5) Discretion to Increase Award. The Committee shall, under no circumstances, increase an award granted under





          this Section 5 except to the extent permitted under Treasury Regulation Section 1.162-27(e)(2)(iii).

          6.     DISCRETIONARY AWARDS PROGRAM.

               (1) To recognize special needs, a discretionary awards program is part of this Plan. Its objective is to recognize the performance of FBI through a more qualitative evaluation, rather than a quantitative evaluation. This could occur, for example, if FBI does not achieve one or more Goals due to business or economic reasons beyond its control but, given these adverse circumstances, nonetheless performed well. Under such circumstances, a special award may be granted at the discretion of the Committee.

               (2) To the extent all or any portion of an award is not immediately deductible as compensation expense by FBI for federal income tax purposes, payment of such award or portion thereof, as the case may be, will be deferred until following termination of employment of the participant or until such earlier date as the Committee shall, in its discretion, determine, either at the time of deferral or thereafter, whereupon such award or any portion thereof, as the case may be, less appropriate withholdings, will be paid by check provided that the same shall then have become immediately deductible as compensation expense by FBI for federal income tax purposes. Simple interest shall be paid annually on the deferred compensation at FBI's effective borrowing rate.

               (3) Nothing contained in this Section 6 shall be deemed to permit or provide for discretionary increases in awards payable to Covered Employees under Section 5 hereof.

          7. CERTIFICATION. Before any payments are made under this Plan, the Committee must certify in writing that the Goals justifying the payment of an award have been met.

          8. PAYMENT OF AWARDS. Except as provided in Section 6 hereof, awards, to the extent immediately deductible as compensation expense by FBI for federal income tax purposes, less appropriate withholdings, will be paid by check as soon as practical after the audited close of a fiscal year.

          9. ADMINISTRATION. Subject to the limitations as herein set forth, the Committee is authorized and empowered to administer the Plan; interpret the Plan; establish, modify and grant waivers of award restrictions; prescribe, amend and rescind rules relating to the Plan; and determine the rights and obligations of participants under the Plan. All decisions of the Committee shall be final and binding upon all parties including the Company, its stockholders, and its participants.

          10. MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The express grant of any specific power to the Committee and the taking of any action by the Committee, shall not be construed, as limiting





          any power or authority of the Committee. All designations of participation, bonus percentages, goals, minimum percentages, aggregate amounts, and certifications of performance shall be in writing. A writing signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate the authority, subject to such terms as the Committee shall determine, to perform administrative functions (excluding those described in the second sentence of this Section 10) under the Plan.

          11. CERTAIN PERFORMANCE BASED AWARD. Any awards under Section 5 hereof are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m). If any provision of this Plan does not comply with the requirements of Section 162(m) of the Code as then applicable to any employee, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such employee.

          12. NO CONTRACT OF EMPLOYMENT. Participation in the Plan shall not be considered an agreement to employ a participant for any period of time or in any position.

          13. ASSIGNMENTS AND TRANSFERS. With the exception of transfer by will or by the laws of descent and distribution, rights under the Plan may not be transferred or assigned.

          14. GOVERNING LAW. The Plan shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of Missouri, without giving effect to the principles of conflicts of law thereof.

          15. AMENDMENT AND TERMINATION OF PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or participants, except as is required by any federal or state law or regulation or the rules of any stock exchange on which the shares of FBI ("Shares") are listed, or if the Board in its discretion determines that obtaining such stockholder approval is for any reason advisable, provided, however, that (i) without the consent of an affected participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such participant under any award theretofore granted to such participant, and (ii) the Plan may not be amended without the consent of the stockholders of a majority of the Shares then outstanding to (a) materially modify the requirements as to eligibility for participation in the Plan, (b) change the specified performance objectives for payment of awards under
          Section 5, (c) increase the maximum award payable under Section 5, (d) withdraw administration of the Plan from the Committee or
          (e) extend the period during which awards may be granted.





          16. EFFECTIVE DATE OF THE PLAN. The Plan, as amended, shall become effective on January 1, 1997 provided that the Plan is approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the 1997 annual meeting of the stockholders of FBI. The terms of the Plan shall be perpetual; subject to earlier termination by the Board pursuant to Section 15, after which no awards may be made under the Plan, but any such termination shall not affect awards then outstanding or the authority of the Committee to continue to administer the Plan.










    I.  Election of Directors    FOR all nominees  ----   WITHHOLD AUTHORITY to vote    ----   *EXCEPTIONS  ----
                                 listed below      /  /   for all nominees listed below /  /                /  /
                                                   /  /                                 /  /                /  /
                                                   ----                                 ----                ----

    Nominees:  K.B. Bell, W.G. Holliman, B.A. Karsh, D.E. Lasater, L.M. Liberman, R.B. Loynd, M. Portera and A.E. Suter
    (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

    *Exceptions
                 ----------------------------------------------------------------------------------------------------

    II.  Adoption of Long-Term Incentive Plan;

    III. Amendment of Furniture Brands Executive Incentive Plan;
                                                                                               Change of Address and  ----
    IV.  Ratification of Selection of Auditors; and                                            or Comments Mark Here  /  /
                                                                                                                      /  /
    V.   In their discretion, upon such other matters as may properly                                                 ----
         come before this meeting.
                                                                              Please sign exactly as name appears hereon.
                                                                              Executors, Administrators, Trustees, etc.
                                                                              should so indicate.

                                                                              Dated:                               , 1999
                                                                                    -------------------------------

                                                                              -------------------------------------------
                                                                                                 Signature

                                                                              -------------------------------------------
                                                                                                 Signature

                                                                                Votes MUST be indicated    ----
    Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.  (x) in Black or Blue ink.  /  /
                                                                                                           /  /
                                                                                                           ----
    ----------------------------------------------------------------------------------------------------------------------


                    FURNITURE BRANDS INTERNATIONAL, INC.
               Proxy for 1999 Annual Meeting of Stockholders
            Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints R.B. Loynd, W.G. Holliman and
     L. Chipperfield, and each of them, with power of substitution, proxy or proxies to represent the undersigned, and to vote all shares of Common Stock the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of Furniture Brands International, Inc. to be held on April 29, 1999, and at any adjournment thereof, upon the items set forth in the proxy statement for the meeting and identified below.

              The Board of Directors recommends a vote FOR

        (Continued, and to be signed and dated on the reverse side)


                           FURNITURE BRANDS INTERNATIONAL, INC.
                           P.O. BOX 11246
                           NEW YORK, N.Y.  10203-0246